                                                                    Exhibit 3.29


                       THE COMMONWEALTH OF MASSACHUSETTS
                            William Francis Galvin
                         Secretary of the Commonwealth
                   ONE ASHBURTON PLACE, BOSTON, MASS. 02108
                       RESTATED ARTICLES OF ORGANIZATION

                    General Laws, Chapter 156B, Section 72

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                             --------------------

     We, John J. Shaughnessy, President, and Michael P. Shaughnessy, Clerk of Shaughnessy Crane Service, Inc. located at 346 D Street, Boston, MA 02127, do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on September 15, 1995, by vote of 88,000 shares of Common Stock out of 88,000 shares outstanding, being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby.

     1.   The above by which the corporation shall be known to:

          Shaughnessy Crane Service, Inc.

     2. The purpose management activities of every type and description and to perform and engage in all activities connected therewith.

          To engage in all aspects of the crane and rigging business; and To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to hereinabove.


NOTE: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate on 8 1/2" x 11" sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

     3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue as follows:

          ------------------------------------------------------------
          CLASS OF STOCK     WITHOUT PAR VALUE       WITH PAR VALUE
                             -----------------------------------------
                             NUMBER OF SHARES      NUMBER OF      PAR
                                                    SHARES       VALUE
          ------------------------------------------------------------
          Preferred
          ------------------------------------------------------------

          ------------------------------------------------------------
          Common                  300,000
          ------------------------------------------------------------

     *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                                     None

     *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                                     None

     *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

              See Continuation Sheets 6A and 6B attached hereto.


*If there are no provisions state "None".

                             Continuation Sheet 6A
                             ---------------------

                    PROVISIONS AS TO INTERCOMPANY DEALINGS

     The Corporation may enter into contracts or transact business with one or more of its directors, officers or stockholders or with any corporation, organization or other concern in which any one or more of its directors, officers or stockholders are directors, officers, stockholders or are otherwise interested and may enter into other contracts or transactions in which any one or more of its directors, officers or stockholders is in any way interested; and, in the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such directors, officers or stockholders of the Corporation have or may have interests which are or might be adverse to the interest of the Corporation even though the vote or action of directors, officers or stockholders having such adverse interests may have been necessary to obligate the Corporation upon such contract or transaction. At any meeting of the Board of Directors of the Corporation (or of any duly authorized committee thereof) at which any such contract or transaction shall be authorized or ratified, any such director or directors may vote or act there with like force and effect as if he had no such interest, provided in such case the nature of such interest shall be disclosed or shall have been known to the directors or a majority thereof. A general notice that a director or officer is interested in any corporation or other concern of any kind above referred to shall be a sufficient disclosure as to the nature of such interest of such director or officer with respect to all contracts and transactions with such corporation or other concern. No director shall be disqualified from holding office as director or officer of the Corporation by reason of any such adverse interests, unless the Board of Directors shall determine that such adverse interest is detrimental to the interests of the Corporation.

                  PROVISION RELATIVE TO THE PLACE OF MEETINGS
                                OF STOCKHOLDERS

     Meetings of stockholders of the Corporation may be held anywhere in the United States.

                  PROVISIONS RELATIVE TO MAKING, AMENDING AND
                               REPEALING BY-LAWS

     The By-Laws of the Corporation may provide that the directors (as well as the stockholders) may make, amend or repeal the By-Laws in whole or in part to the extent permitted by law, subject to the limitations contained in such By-Laws.

                   PROVISIONS RELATIVE TO BECOMING A PARTNER

     The Corporation may be a partner in any business enterprise which the Corporation would have the power to conduct by itself.

                             Continuation Sheet 6B
                             ---------------------

                       LIMITATIONS ON DIRECTOR LIABILITY

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under
Section 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts or (iv) for any transaction in which the director derived an improper personal benefit. No amendment or repeal of any provision of this paragraph, directly or by adoption of an inconsistent provision of these Articles of Organization, shall apply to or have any effect on any liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 2, 5, 6

     (*If there are no such amendments, state "None".)

                  Briefly describe amendments in space below:

        Articles 2, 5 and 6 are amended and restated in their entirety.

     IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 15th day of September, in the year 1995.

                                       /S/ John J. Shaughnessy
                                       -----------------------------------------
                                       John J. Shaughnessy, President


                                       /S/ Michael P. Shaughnessy
                                       -----------------------------------------
                                       Michael P. Shaughnessy, Clerk

                       THE COMMONWEALTH OF MASSACHUSETTS


                       RESTATED ARTICLES OF ORGANIZATION
                   (General Laws, Chapter 156B, Section 74)


     I hereby approve the within restated articles of organization and, the filing fee in the amount of $500 having been paid, said articles are deemed to have been filed with me this 20th day of September, 1995.


                                       /S/ William Francis Galvin
                                       -----------------------------------------
                                           William Francis Galvin

                                        Secretary of the Commonwealth


                        TO BE FILLED IN BY CORPORATION


PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

TO:                           James H. Wickersham
                              Hill & Barlow
                              One International Place, Boston, MA 02110

Telephone:                    (617) 428-3000
                              --------------